UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  February 8, 2011
Diebold, Incorporated

(Exact name of registrant as specified in its charter)

Ohio	1-4879	34-0183970

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077, North Canton, Ohio		44720-8077

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (330) 490-4000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 14, 2011, Diebold, Incorporated (the “Company”) issued a news release announcing its results for the fourth quarter and full-year of 2010. The news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 2.06	Material Impairments
As part of the Company’s annual impairment testing of goodwill, management, after consultation with the Audit Committee of the Board of Directors of the Company, concluded on February 8, 2011, that a non-cash goodwill impairment charge of approximately $169 million (before tax) related to the Company’s Europe, Middle East and Africa (“EMEA”) reporting unit will be required in the fourth quarter of 2010. This non-cash goodwill impairment charge represents all of the goodwill associated with the Company’s EMEA reporting unit.
Due to the operational challenges experienced in the EMEA region over the past few quarters and the negative business impact related to potential Foreign Corrupt Practices Act compliance issues within the region, management has reduced its near-term earnings outlook for the EMEA reporting unit, resulting in the goodwill impairment charge. This goodwill impairment charge is preliminary, is based on management’s best estimates based on a full valuation study of the EMEA reporting unit and will be finalized prior to the Company filing its 2010 annual report on Form 10-K during the first quarter of 2011.

Item 8.01	Other Events
On February 9, 2011, the Board of Directors of the Company authorized the Company to repurchase up to an additional 1.9 million of its common shares. This authorization is in addition to the approximately 2.1 million shares that the Company may repurchase pursuant to its existing board authorization.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits.

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated February 14, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold, Incorporated
February 14, 2011	By:	/s/ Bradley C. Richardson
		Name:	Bradley C. Richardson
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	News release of Diebold, Incorporated dated February 14, 2011